     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1998
                                                           REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION




                             WASHINGTON, D.C. 20549




                                    FORM S-8
                         -------------------------------
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                  AMRESCO, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            59-1781257
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                             Identification No.)

                       700 NORTH PEARL STREET, SUITE 2400,
                            LB 342, DALLAS, TX 75201
               (Address of Principal Executive Offices) (Zip Code)

                 AMRESCO, INC. 1998 STOCK OPTION AND AWARD PLAN
                            (Full title of the plan)

                               L. KEITH BLACKWELL
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  AMRESCO, INC.
                       700 NORTH PEARL STREET, SUITE 2400,
                            LB 342, DALLAS, TX 75201
                     (Name and address of agent for service)
                                 (214) 953-7700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================  =================== ====================== =========================== ==========================
       TITLE OF SECURITIES            AMOUNT TO BE        PROPOSED MAXIMUM         PROPOSED MAXIMUM               AMOUNT OF
        TO BE REGISTERED               REGISTERED        OFFERING PRICE PER       AGGREGATE OFFERING             REGISTRATION
                                                             SHARE (1)                   PRICE                        FEE
---------------------------------  ------------------- ---------------------- --------------------------- --------------------------
Common Stock, 0.05 par value            1,352,600             $29.9688                $40,535,798                  $11,959

---------------------------------  ------------------- ---------------------- --------------------------- --------------------------
Common Stock, $.05 par value            1,647,400             $19.7500                $32,536,150                  $ 9,599

---------------------------------  ------------------- ---------------------- --------------------------- --------------------------
     Total                              3,000,000                                     $73,071,948                  $21,558

=================================  =================== ====================== =========================== ==========================

         (1) Determined in accordance with Rule 457(h), the registration fee is based on the average option price per share for shares presently subject to options and, for those shares not presently subject to options, on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on August 21, 1998.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by AMRESCO, INC. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (filed March 27, 1998; File No. 001-11599).

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (filed May 5, 1998; File No. 001-11599).

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (filed August 14, 1998; File No. 001-11599).

         (d) The Company's Current Report on Form 8-K dated August 19, 1998 (filed August 21, 1998; File No. 001-11599).

         (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document incorporated pursuant to (a) above.

         (f) The description of the common stock, $.05 par value per share (the "Common Stock"), of the Company which is contained in the Company's Registration Statement on Form 8-A dated May 28, 1997 (filed May 30, 1997; File No. 000-08630) filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock being registered hereby has been passed upon for the Company by L. Keith Blackwell, General Counsel of the Company. As of July 28, 1998, Mr. Blackwell owned beneficially 32,295 shares of Common Stock (excluding 12,265 unvested shares allocated under the Company's restricted stock plan) and held options to purchase 213,275 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and the Company's Amended and Restated Bylaws (the "Bylaws") provide that the Company shall indemnify, to the full extent permitted by law, any person against liabilities arising from their service as directors, officers, employees or agents of the

Company. Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

         Section 145 further provides that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The Certificate and the Bylaws provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this provision related to director's liability shall not adversely affect any right or protection of a director of the Company existing immediately prior to such repeal or modification. Further, if the DGCL shall be repealed or modified, the elimination of liability of a director provided in the Certificate and the Bylaws shall be to the fullest extent permitted by the DGCL as so amended.

         The Company maintains insurance for its officers and directors which provides for indemnification of officers and directors. The premiums for such insurance are paid by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1 The Company's Restated Certificate of Incorporation, filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which exhibit is incorporated herein by reference.

4.2 The Company's Amended and Restated Bylaws effective as of February 25, 1997, filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which exhibit is incorporated herein by reference.

4.3 AMRESCO, INC. 1998 Stock Option and Award Plan, filed as Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, which exhibit is incorporated herein by reference.

5.1*     Opinion of L. Keith Blackwell, General Counsel of the Company.

23.1*    Consent of L. Keith Blackwell, contained in the opinion filed as
         Exhibit 5.1.

23.2*    Consent of Deloitte & Touche LLP.

24.1* Power of Attorney of the Directors and certain Executive Officers of the Company (contained on page II-5).

*Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a) (1) (i) and (a) (1)
                  (ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 24th day of August, 1998.

                                        AMRESCO, INC.



                                        By: /S/ L. KEITH BLACKWELL
                                           -------------------------------------
                                           L. Keith Blackwell
                                           Senior Vice President, General
                                           Counsel and Secretary

         Each person whose signature appears below does hereby make, constitute and appoint Robert H. Lutz, Jr., Robert L. Adair III and L. Keith Blackwell and each of them his true and lawful attorney with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf and in his capacity or capacities as stated above or below, any amendment (including post-effective amendments) to the Registration Statement with all exhibits thereto, making such changes in the Registration Statement as the registrant deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 24th day of August, 1998:

                     SIGNATURE                                              TITLE
                     ---------                                              -----
/S/ ROBERT H. LUTZ, JR.                                           Chairman of the Board and
-----------------------------------------                         Chief Executive Officer
                Robert H. Lutz, Jr.

/S/ ROBERT L. ADAIR III                                           Director, President and
-----------------------------------------                         Chief Operating Officer
                Robert L. Adair III

/S/ BARRY L. EDWARDS                                              Executive Vice President and
-----------------------------------------                         Chief Financial Officer
                 Barry L. Edwards                                 (Principal Financial Officer)

/S/ JAMES P. COTTON, JR.                                          Director
-----------------------------------------
               James P. Cotton, Jr.

/S/ RICHARD L. CRAVEY                                             Director
-----------------------------------------
                 Richard L. Cravey

/S/ GERALD E. EICKHOFF                                            Director
-----------------------------------------
                Gerald E. Eickhoff

/S/ SIDNEY E. HARRIS                                              Director
-----------------------------------------
                 Sidney E. Harris

/S/ AMY J. JORGENSEN                                              Director
-----------------------------------------
                 Amy J. Jorgensen

/S/ BRUCE W. SCHNITZER                                            Director
-----------------------------------------
                Bruce W. Schnitzer

/S/ RONALD B. KIRKLAND                                            Vice President and Chief
-----------------------------------------                         Accounting Officer
                Ronald B. Kirkland                                (Principal Accounting Officer)

                                  EXHIBIT INDEX


   EXHIBIT NO.                               EXHIBIT
   -----------                               -------
       4.1         The Company's Restated Certificate of Incorporation, filed as
                   Exhibit 3(a) to the Company's Annual Report on Form 10-K for
                   the fiscal year ended December 31, 1997, which exhibit is
                   incorporated herein by reference.

       4.2         The Company's Amended and Restated Bylaws effective as of
                   February 25, 1997, filed as Exhibit 3(b) to the Company's
                   Annual Report on Form 10-K for the fiscal year ended December
                   31, 1996, which exhibit is incorporated herein by reference.

       4.3         AMRESCO, INC. 1998 Stock Option and Award Plan, filed as
                   Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, which exhibit is incorporated herein by reference.

       5.1*        Opinion of L. Keith Blackwell, General Counsel of the Company.

      23.1* Consent of L. Keith Blackwell, contained in the opinion filed as Exhibit 5.1.

      23.2*        Consent of Deloitte & Touche LLP.

      24.1*        Power of Attorney of the Directors and certain Executive
                   Officers of the Company (contained on page II-5).

------------------------------
*        Filed herewith.